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Exhibit 5.1

[Allfirst Financial Inc. letterhead]

August 23, 2001

Allfirst Financial Inc.
25 South Charles Street
Baltimore, Maryland 21201

        Re:  Subordinated Debt Securities

Ladies and Gentlemen:

        I am a Senior Vice President and General Counsel of Allfirst Financial Inc. (the "Company"), and in such capacity have represented the Company in connection with the registration under the Securities Act of 1933, as amended, and Rule 415 thereunder, of $450,000,0000 aggregate principal amount of the Company's Subordinated Debt Securities (the "Securities") on a Registration Statement on Form S-3 (the "Registration Statement"). The Securities will be issued under and Indenture, dated as of May 15, 1992, as amended by Supplemental Indenture No. 1 thereto dated as of September 15, 1999 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

        In connection with the opinions contained herein, I have examined the charter and bylaws of the Company, the Indenture, the corporate action taken by the Company relating to the Securities and their issuance under the Indenture, and such other documents as I have deemed appropriate as a basis for the opinions hereinafter expressed.

        Based upon the foregoing I am of the opinion that the Securities to be issued by the Company from time to time have been duly and validly authorized, and that upon the final action of the pricing committee appointed by the Board of Directors of the Company and upon proper execution, authentication and delivery of the Securities in accordance with the Indenture, the Securities will be legally issued and will constitute the binding obligation of the Company entitled to the benefits of the Indenture.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me and this opinion in the Registration Statement and the related prospectus and any prospectus supplement.

                      Very truly yours,

                      /s/ Gregory K. Thoreson
                      Senior Vice President
                      and General Counsel

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  Exhibit 5.1